UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

InVivo Therapeutics Holdings Corp.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

One Kendall Square, Suite B14402

Cambridge, MA 02139

YOUR VOTE IS EXTREMELY IMPORTANT!

September 2, 2022

Dear InVivo Stockholder,

According to our latest records, we have not yet received your voting instructions for the Annual Meeting of Stockholders of InVivo Therapeutics Holdings Corp. to be held Friday, September 9, 2022. Your vote is extremely important.

Please help us avoid the burden and expense of further solicitation by casting your vote today.

Your vote must be cast no later than 11:59 pm Eastern Time on Thursday, September 8, 2022 to be counted if you do not plan to attend the virtual Annual Meeting.

Voting is easy. Regardless of the number of shares you own, it is important that they be represented at the meeting. Your vote matters to us and we need your support for our continued business activities. Please vote your shares now so that your vote can be counted without delay. You may utilize one of the options below to ensure that your vote is promptly recorded in time for the meeting:

Vote By Internet	Vote During The Meeting	Vote By Mail

http://www.proxyvote.com (if you have a 16-digit control number

http://www.proxypush.com (if you have a 12-digit control number)

Use the Internet to transmit your voting instructions until 11:59 p.m. Eastern Time on Thursday, September 8, 2022. Have your proxy card in hand when you access the website. You will be prompted to enter your control number to create and submit an electronic ballot.

In order to attend the Annual Meeting online and vote online during the Annual Meeting, you must register in advance at https://www.cstproxy.com/invivotherapeutics/2022. You may vote your shares online while virtually attending the Annual Meeting by following instructions found on your notice, proxy card and/or voting instruction form.

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

YOUR PARTICIPATION IS IMPORTANT - PLEASE VOTE TODAY!

If you have any questions relating to this Annual Meeting of Stockholders or voting your shares, you may call our proxy specialists toll-free at 1-877-787-9239 between the hours of 9:00 a.m. and 6:00 p.m. Monday through Saturday Eastern time. You may also contact this number to request additional proxy materials.

Your vote is important, and we urge you to vote. Thank you.

Sincerely,

Richard Toselli, M.D.

President, Chief Executive Officer and Director